                                          Registration Statement No.33__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          Jos. A. Bank Clothiers, Inc.
               (Exact name of issuer as specified in its charter)

                     Delaware                                              36-3189198
                 ---------------                                      --------------------
(State or other jurisdiction incorporation or organization)    (I.R.S. Employer Identification No.)



                   500 Hanover Pike, Hampstead, Maryland 21074
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


      Jos. A. Bank Clothiers, Inc. Stock Option Plan for Henry C. Schwartz
--------------------------------------------------------------------------------
                            (Full title of the plan)

                        Charles D. Frazer, Vice President
                               and General Counsel
                          Jos. A. Bank Clothiers, Inc.
                                500 Hanover Pike
                         Hampstead, Maryland 21074-2095
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (410) 239-2700
-------------------------------------------------------------------------------

         (Telephone number, including area code, of agent for service)

                                 With a copy to:
                            Ralph J. Sutcliffe, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                             New York, NY 10036-7798
--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Title of Securities to    Amount to be           Offering                Aggregate              Amount of
be Registered             Registered             Price per               Offering               Registration
                                                 Share (1)               Price                  Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,             95,959                 $9.17                   $879,944               $80.96
$.01 par value
----------------------------------------------------------------------------------------------------------------------

(1) Exercise price of the options granted under the Plan, pursuant to Rule
    457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents, which have been filed by Jos. A. Bank Clothiers, Inc. (the "Company" or "registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001;

         (b) The Company's quarterly reports on Form 10-Q for the periods ended May 5, 2001, August 4, 2001 and November 3, 2001; and

         (c) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (No. 0-23874) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), declared effective May 3, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Ralph J. Sutcliffe, a partner of Kronish Lieb Weiner & Hellman LLP and counsel to the Company, beneficially owns 10,500 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Company's Restated Certificate of Incorporation provides that the Company will, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL"), indemnify all persons whom it may indemnify pursuant thereto. The Company's Bylaws, as amended, contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

         The Company has entered into an employment agreement with Robert N. Wildrick dated as of November 1, 1999 (as amended, the "Employment Agreement"). Under the terms of the Employment Agreement, the Company has agreed to indemnify Robert N. Wildrick from and against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him by reason of his being made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of any act or omission to act during or before the term of the Employment Agreement or otherwise by reason of the fact that Robert N. Wildrick is or was a director or officer of the Company or any subsidiary or affiliate of the Company, to the fullest extent permitted by the GCL.

Item 8.  Exhibits.
         --------

         4.1 Form of Common Stock certificate, previously filed with the SEC as an exhibit to the Company's Registration Statement on Form 8-A (No. 0-23874) under the Exchange Act, declared effective May 3, 1994, and incorporated herein by reference.

         5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

         23.1     Consent of independent accountants

         23.2     Consent of counsel (included within Exhibit 5.1)

Item 9.  Undertakings.
         ------------

A.       Post-Effective Amendments
         -------------------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the
--------  -------
information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference
         ----------------------------------------------

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Claims for Indemnification
         --------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampstead, State of Maryland, on the 2nd day of April, 2002.

                                    Jos. A. Bank Clothiers, Inc.
                                    (Registrant)

                                    By:   /s/ Robert N. Wildrick
                                       ------------------------------------
                                       Robert N. Wildrick
                                       Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.



         Signature                                     Title                                Date
         ---------                                     -----                                ----

/s/ Robert N. Wildrick                      Chief Executive Officer and Director        April 2, 2002
----------------------
Robert N. Wildrick

/s/ David E. Ullman                         Executive Vice President and Chief          April 2, 2002
---------------------                       Financial Officer
David E. Ullman


/s/ Richard E. Pitts                        Treasurer                                   April 2, 2002
---------------------
Richard E. Pitts

/s/ Andrew A. Giordano                      Chairman of the Board and Director          April 2, 2002
----------------------
Andrew A. Giordano

/s/ Gary S. Gladstein                       Director                                    April 2, 2002
---------------------
Gary S. Gladstein

/s/ David A. Preiser                        Director                                    April 3, 2002
---------------------
David A. Preiser


                                  EXHIBIT INDEX

Exhibit

4.1 Form of Common Stock certificate, previously filed with the SEC as an exhibit to the Company's Registration Statement on Form 8-A (No. 0-23874) under the Exchange Act, declared effective May 3, 1994, and incorporated herein by reference.

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1     Consent of independent accountants

23.2     Consent of counsel (included within Exhibit 5.1)